                      [LETTERHEAD OF ABN-AMRO Bank N.V.]
                                                                    EXHIBIT 10.1

September 28, 1995


Edward J. Kelly
Senior Vice President and Treasurer

Richard Yamashita
Assistant Treasurer

CalMat Co.
3200 San Fernando Road
Los Angeles, California  90065


RE:  Standby Letter of Credit Facility dated September 26, 1995 (the "Facility
     -------------------------------------------------------------------------
     Letter"; capitalized terms used herein are the same as those in the
     -------------------------------------------------------------------
     Facility Letter, unless otherwise indicated).
     ---------------------------------------------

Gentlemen:

This letter is to modify the Facility Letter and the Master Letter of Credit Agreement executed in connection with the Facility Letter, as follows:

Within the Facility Letter:

Availability section, sub section (iii): delete the word "July" and substitute for it the word "June."

Events of Default section, the paragraph numbered 2: after the last word in the paragraph, "creditors;" add the following, concluding phrase: "provided that it will not be an Event of Default if the Applicant grants other major creditors security which security equally and ratably secures Applicant's obligations to the Bank;"

Events of Default section, the paragraph numbered 3:  delete the word
"unsecured".

Within the Master Letter of Credit Agreement:

Section 8, Default; Remedies: the following wording is to be added to sub section (i), after the word "Agreement", and before the semi-colon: "and such failure is not remedied by Applicant or waived by the Bank within 5 business days of the failure or 3 business days after the Bank has provided notice thereof".

Section 8, Default; Remedies: the sub segment (ii), the following wording is to be added after the word "Bank" and prior to the semi-colon: "under Letter of Credit drawings; on all other payments, within 5 business days of the failure or 3 business days after the Bank has provided notice thereof".

                      [LETTERHEAD OF ABN-AMRO Bank N.V.]

Section 12 Miscellaneous provisions, sub segment j), the following sentence will be added as the concluding sentence of that section j): "The Bank will provide the Applicant with notice of its intent not to renew at least 15 days prior to the date at which the Bank is obligated to provide such notice to a beneficiary under a Letter of Credit, if any."

If the preceding changes are acceptable, please sign and return this letter to accompany the executed Facility Letter and Exhibits thereto.

Sincerely,


/s/ David J. Stassel                         /s/ Paul K. Stimpfl
    David J. Stassel                             Paul K. Stimpfl
    Vice President                               Vice President



To indicate CalMat Co.'s acceptance of the preceding changes, please insert the date where indicated, execute and return an original copy of this letter.


Accepted this 29th day of September, 1995, by:  CalMat Co.
              --

By:  /s/ H. James Gallagher                  By:  /s/ Richard S. Yamashita
   _________________________                      ____________________________
         H. James Gallagher                           Richard S. Yamashita

Title:    Executive Vice President           Title:    Assistant Treasurer
      _____________________________                ___________________________


--------------------------------------------------------------------------------

                      [LETTERHEAD OF ABN-AMRO BANK N.V.]


As of September 26, 1995


Edward J. Kelly
Senior Vice President and Treasurer

Richard Yamashita
Assistant Treasurer

CalMat Co.
3200 San Fernando Road
Los Angeles, California 90065


Re: Standby Letter of Credit Facility
    ---------------------------------

Gentlemen:

ABN AMRO Bank N.V., Los Angeles International Branch (the "Bank") is pleased to extend to CalMat Co. (the "Applicant") a committed line of credit (the "Credit") in the aggregate amount of up to USD 20,000,000 (the "Limit") to provide for the issuance by the Bank of irrevocable standby letters of credit pursuant to insurance policy support needs and the Applicant's other performance obligations. This Credit is available to the Applicant in U.S. Dollars under the following terms and conditions outlined in this letter
(the "Facility Letter") and those terms and conditions contained in the Bank's Master Letter of Credit Agreement, dated September 26, 1995, attached hereto as
Exhibit 1, which is incorporated herein by this reference (referred to herein, together with this letter agreement, as the "Agreement"). Capitalized terms used in Exhibit 1 shall have the same meanings ascribed to them herein unless stated otherwise.

Credit: The issuance of irrevocable standby letters of credit (each, a "Letter of Credit" and collectively, "Letters of Credit") on the Applicant's behalf pursuant to insurance policy support needs and the Applicant's other performance obligations.

Amount: The aggregate face amount of all Letters of Credit, together with the aggregate amounts of all Reimbursement Amounts (as defined below) outstanding and unpaid shall not exceed the Limit at any time.

Applicant:     CalMat Co.

                      [LETTERHEAD OF ABN-AMRO BANK N.V.]

Availability:  September 26, 1995 through the earlier of (i) the stated maturity of (i) that certain credit facility evidenced by that certain $125,000,000 revolving credit facility in which CalMat Co. is Borrower and Bank of America is Agent for the banks stated therein, (ii) a revolving credit facility that replaces the aforementioned $125,000,000 revolving credit facility (for both
               (i) and (ii), the "Revolving Maturity Date") or
               (iii) July 30, 1998.

Letter of      Letters of Credit shall expire no later than
Credit Tenors: one (1) year from the date of issuance; provided, however, that Letters of Credit shall
               automatically extend for one (1) year unless the Bank states its affirmative intent not to renew.

Maturity Date: No Letter of Credit shall mature later than the earlier of (i) the Revolving Maturity Date; or
               (ii) or June 30, 1998.

Operation:     The Bank will issue Letters of Credit on behalf
               and upon the request of the Applicant.  The
               Applicant will request the issuance of each Letter of Credit by completing, executing and delivering to the Bank an application (an "Application") in form and substance satisfactory to the Bank. The
               Applicant may transmit an executed copy of an Application to the Bank by telecopier. The Bank shall be entitled to rely upon the signed facsimile copy of the Applicant's Application as though the copy was an original Application. The
               Applicant shall send its original executed
               Application to the Bank by regular U.S. mail.  The
               Bank's form of Application is attached hereto as
               Exhibit 2.

Fees: The Applicant will pay to the Bank the following fees in consideration of the issuance of each Letter of Credit:


               Issuance Fee        the greater of $500.00 or
                                   0.10% calculated on the face
                                   amount of the Letter of
                                   Credit, payable quarterly in
                                   advance.

               Amendments          $ 50.00
               Drawing Fee         $100.00
               Telex/Swift Costs   $ 30.00
               Postage             Cost

--------------------------------------------------------------------------------
CalMat Co.

                      [LETTERHEAD OF ABN-AMRO BANK N.V.]

Commitment     The Applicant shall pay to the Bank a
Fee:           commitment fee of 0.175% per annum calculated
               against the Limit, payable quarterly in
               arrears and calculated from the Effective
               Date of this Agreement on an actual/actual day basis.


Reimbursement  If the Bank is required to make a payment under
Charges: any Letter of Credit issued pursuant to this Agreement, the Bank will make a demand for the amount due (the "Reimbursement Amount") from the Applicant in satisfaction of the outstanding obligation. The Applicant shall remit the Reimbursement Amount due to the Bank within one
               (1) Business Day of the Bank's demand. If such Reimbursement Amount is not received by the Bank within one (1) Business Day, the Applicant agrees to pay interest to the Bank, pursuant to this Agreement, calculated on the Reimbursement Amount on an actual/actual day basis, for the period in which the Bank has not been reimbursed, at the following rates:

               Unreimbursed Period      Interest Rate
               -------------------      -------------
               0 - 30 days              Prime
               Over 30 days             Prime + 1%

               "Prime" shall mean the rate of interest equal to the higher (determined daily) of (i) the per annum rate of interest announced by the Bank from time to time as its principal office in Chicago as its prime rate for U.S. dollar loans (with any change in such rate to become effective as and when such rate change shall become effective) or (ii) the per annum rate of interest at which overnight funds are from time to time offered to the Bank by any bank in the interbank market in an amount equal to the principal amount of the respective interest bearing obligation, plus one half of one percent (1/2%) per annum.

               As used herein, "Business Day" shall mean a day on which banks are open for business in California and Chicago, U.S.A.

Events         In addition to the Events of Default set forth on
of Default:    Exhibit 1, Applicant, without demand or notice of
               any kind, shall be in default under this Agreement upon the occurrence of any of the following events:

--------------------------------------------------------------------------------
CalMat Co.

                      [LETTERHEAD OF ABN-AMRO BANK N.V.]


               1.   A default is declared or notified to
                    Applicant by a lender (or lenders) in the payment or performance by Applicant of any agreement between Applicant and any party other than the Bank, evidencing the borrowing of money or a guaranty where the aggregate amount is equal to or greater than $20,000,000.00 and such lender(s) declares the outstanding amounts immediately due and payable;

               2. Applicant shall grant to one of its major creditors, terms and conditions, or security that renders the Bank's claims structurally subordinate to the claims of that creditors;

               3. Applicant shall fail to maintain a committed, unsecured, unrestricted revolving credit facility subject to either (a) or (b) below:

                    (a)  The facility amount will equal or exceed
                         One Hundred Twenty Five Million Dollars
                         ($125,000,000.00); and

                    (b) For a smaller facility, the total unused amount available for credit extensions thereunder will at least equal 100% of the total of outstanding letters of credit.

               4. Any Person or two or more Persons acting in concert shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities and Exchange Act of 1934, as amended), directly or indirectly, of securities of the Applicant (or other securities convertible into such securities) representing 20% or more of the combined voting power of all securities of the Applicant entitled to vote in the election of Directors, other than securities having such power only by reason of the happening of a contingency; provided, however, that The Dan Murphy Foundation and Persons acting in concert with The Dan Murphy Foundation may acquire an aggregate beneficial ownership (within the meaning of 13d-3 of the Securities and Exchange Commission under the Securities and Exchange Act of 1934, as amended), directly or indirectly, of securities of the Applicant (or other securities convertible into such securities) representing up to 49% of the combined voting power of all securities of the Applicant entitled to vote in the election of Directors, other than securities having such power only by reason of the happening of a contingency.


--------------------------------------------------------------------------------
CalMat Co.

                      [LETTERHEAD OF ABN-AMRO BANK N.V.]

                    Person in the preceding paragraph means and includes natural persons, corporations, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, companies, trusts, banks, trust companies, land trusts or other organizations, whether or not legal entities, and governments and agencies and political subdivisions thereof.

               Upon the occurrence of an event of default set forth above or in Exhibit 1, in addition to the remedies set forth in Exhibit 1, the Bank shall have no obligation to issue Letters of Credit hereunder.

Conditions     As a condition precedent to the issuance of any
Precedent:     Letters of Credit, the Applicant shall provide the
               Bank with all such documents as the Bank has reasonably requested, including, but not limited to:

               1.   A duly executed Master Letter of Credit
                    Agreement in the form attached hereto as
                    Exhibit 1;

               2. Evidence of authority (certified copy of corporate bank account resolution) and specimen signatures (certificate of incumbency) of the person or persons who are authorized to sign this Agreement on behalf of the Applicant and related documentation, and of those persons who may sign Applications and who are authorized to act on behalf of the Applicant in the operation of this Agreement; and

               3.   Application for Irrevocable Standby Letter of
                    Credit in the form attached hereto as Exhibit
                    2.


Law Governing: This Agreement will be governed in all respects by and construed in accordance with the laws of the State of California and the United States of America. However, each Letter of Credit will, to the extent possible, be governed by the Uniform Customs and Practices for Documentary Credits in effect from time to time.

If you are in agreement with the foregoing terms and conditions, please date and sign the enclosed copy of this Agreement together with the other documents referred to herein, and return it to the attention of the undersigned.


--------------------------------------------------------------------------------
CalMat Co.

                      [LETTERHEAD OF ABN-AMRO BANK N.V.]


Very Truly Yours,

ABN AMRO Bank N.V.


By: /s/ David J. Stassel
   ________________________________
   David J. Stassel, Vice President


By: /s/ John H. Penfield
   ________________________________
   John H. Penfield, Vice President


The foregoing terms and conditions are accepted this 26 day of September, 1995.



CALMAT CO.

By: /s/ Edward J. Kelly
   ________________________________
   Edward J. Kelly

Its: Senior Vice President, Treasurer
    ________________________________
       and Chief Accounting Officer


--------------------------------------------------------------------------------
CalMat Co.

                                   EXHIBIT I


                       MASTER LETTER OF CREDIT AGREEMENT
                       ---------------------------------

Date:  September 26, 1995


MATURITY DATE:  As set forth in a Facility Letter of even date hereof, as may be subsequently amended.

To induce ABN AMRO Bank N.V.(the "Bank") to issue letters of credit (as the same may be amended, each, a "Letter of Credit" and collectively, "Letters of Credit") substantially in accordance with the Applications submitted to Bank in accordance with Paragraph 1 of this Agreement, the undersigned, jointly and severally if there is more than one of the undersigned (the "Applicant") agrees as follows:

1.  Applications.
    ------------

    Each Application to Bank for the issuance of a Letter of Credit shall be made by Applicant on the Bank's standard form application (the "Application"), either sent by telecopy transmission, by United States mail or by a courier service. In connection with such Applications, the Bank and the Applicant agree that (i) the Bank is hereby authorized to act on any Application which the Bank in good faith believes emanates from authorized representatives of the Applicant and shall not be liable for any action taken in good faith with respect to Applications from unauthorized persons;
    (ii) the Bank shall not be under any duty to verify the identity of any person submitting any Application; and (iii) the Applicant will indemnify the Bank from all actions, proceedings, claims, loss, damage, reasonable costs and expenses brought against, incurred or suffered by the Bank which have arisen directly or indirectly from the acceptance by the Bank of any Application.

2.  Credit Limit.
    ------------

    The aggregate amount of all Letters of Credit at any time issued and outstanding hereunder shall not exceed the maximum amount (the "Limit")
    indicated in the Facility Letter.   Bank may (but is under no obligation
    to so act) issue a Letter of Credit or Letters of Credit which would cause the aggregate amount of all Letters of Credit to exceed the Limit, and this Agreement will govern such Letters of Credit. Bank's books and records shall be prima facie evidence of the number and aggregate amount of Letters of Credit at any time outstanding and the amounts payable by Applicant hereunder.

3.  Bank's General Obligations.
    --------------------------

    The Bank will issue Letters of Credit hereunder and subject to the terms and conditions of the Facility Letter upon the request of Applicant. Upon Bank's issuance of a Credit, Bank's obligations to Applicant relative to the Letter of Credit include good faith and observance of general banking usage, but shall NOT include liability or responsibility of any kind arising out of or
          ---
    in connection with: (a) performance of the underlying contract for sale or other transactions between Applicant and the beneficiary or any other person; (b) acts, errors, defaults, or omissions of any person other than Bank; (c) loss or destruction of any telegram, cable, letter, instrument, or document while in transit or in the possession of others; (d) knowledge or lack of knowledge of any custom or usage of any particular trade; (e) delivery, transmission, translation, or interpretation of any message, including any interruption, delay, error or omission therein; (f) insufficiency, lack of authorization, invalidity of, or error or fraud in any documents presented under the Credit or in any instructions purporting to be from the Applicant or Bank's correspondents; (g) validity or correctness of any transfer or proper identity of any transferee (if the Credit is issued in transferable form); (h) waiver of any requirement which exists for Bank's protection and not for the protection of the Applicant, or which waiver does not in fact materially prejudice Applicant; or (i) any other act or omission for which banks are relieved of responsibility under the "Uniform Customs & Practice for Documentary Credits" of the International Chamber of Commerce (hereafter, the "UCP") or the Uniform Commercial Code, as in effect on the date hereof.

4.  Bank's Obligations Concerning Documents.
    ---------------------------------------

    a) Bank's obligations to Applicant relative to any Letter of Credit include Bank's examination of documents with reasonable care so as to ascertain that on their face they appear to comply with the terms of the Letter of Credit, but do NOT include
                                                ---
          liability or responsibility of any kind arising out of or in connection with: (i) validity, sufficiency, truthfulness, genuineness or effect of documents which appear on Bank's examination to be regular on their face; (ii) honor of drafts or demands for payment which appear on Bank's examination to be regular on their face; or (iii) the ultimate correctness of Bank's decision regarding documentary compliance, where Bank's decision is based on Bank's examination of the documents, or Bank's exercise of judgment, in a manner not manifestly unreasonable.

    b) Unless otherwise specified in the Application, Bank may, in Bank's discretion, but shall not be obligated to, accept or honor as complying with a Letter of Credit: (i) drafts or documents signed by or issued by the purported executor, agent, administrator, liquidator, receiver, trustee in bankruptcy, or other legal representative of any party designated in the Letter of Credit; (ii) drafts or documents which comply under the laws, rules, regulations, and general banking or trade customs and usages of the place of drawing, negotiation or presentation; or (iii) drafts or documents which comply with the UCP.

5.  Form of Letters of Credit.
    -------------------------

    Applicant authorizes Bank to set forth the terms of each Application in the Letter of Credit corresponding to such Application in such language as Bank deems appropriate, with such variations from such terms as Bank may in its discretion determine to be necessary and not materially inconsistent with such Application unless specifically instructed otherwise by the Applicant in writing. If Applicant does not notify Bank of any inconsistencies in such Letter of Credit within ten (10) business days of its issuance, Applicant agrees that such Letter of Credit is conclusively presumed to be in proper form. Upon its receipt of timely notice of any discrepancy in any Credit, Bank will endeavor to obtain the consent of the confirming bank (if any) and the beneficiary for an appropriate modification to the Letter of Credit; provided, however that Bank shall assume no liability or responsibility for its failure to obtain such consent.

6.  Payment; Commissions.
    --------------------

    a) With respect to each Letter of Credit, Applicant shall pay Bank in United States currency and in immediately available funds, by wire transfer or otherwise, at the Bank's office identified in the Application, the amount paid or to be paid by the Bank, the Bank's agent or any other party on the Bank's behalf, on each draft or other order, instrument or demand drawn or presented or purporting to be drawn or presented under a Letter of Credit (the "Item") together with all other amounts owing to Bank in connection therewith, such payment to be made at the time of honor of each Item. In the case of Items in foreign currency, such payments shall be at the Bank's current rate of exchange for transfers to the place of payment in the currency in which such Item is drawn (or, if for any reason Bank is unable to establish such a rate of exchange, in an amount equal to Bank's actual cost of settlement). The Applicant shall reimburse the Bank in the same currency in which the Item is payable, provided that at the Bank's option, Applicant shall reimburse Bank in United States dollars for Items payable in a foreign currency at the rate at which Bank could sell such foreign currency in exchange for United States dollars for transfer to the place of payment of the Item, or, if there is no such rate, the United States dollar equivalent of Bank's actual cost of settlement. Applicant agrees to pay Bank on demand in United States dollars such amounts as Bank may be required to expend to comply with any and all governmental exchange regulations now or hereafter applicable to the purchase of foreign currency.

    b) With respect to each Letter of Credit, the Applicant will pay the Bank on demand, in United States currency at the Bank's office identified on the Application: (i) a non-refundable commission at such rates as set forth in the Facility Letter;
          (ii) interest on all amounts due and owing to the Bank until payment in full, as set forth in the Facility Letter; and (iii) all reasonable charges and expenses incurred, including reasonable attorney's fees, legal expenses, court costs, and any similar costs paid or incurred by Bank in connection with issuance or maintenance of the Letter of Credit, Bank's performance under the Letter of Credit and this Agreement, and all transactions (including, without limitation, the involvement of the Bank in any court proceedings regarding the Letter of Credit) related to or contemplated by this Agreement.

    c) If, as a result of any law, regulation, treaty or directive, or any change therein, or in the interpretation or application thereof or Bank's compliance with any request or directive (whether or not having the force of law) from any court or governmental authority, agency or instrumentality, any reserve, capital requirement, premium, special deposit, special assessment or similar requirements against the Bank's assets, deposits or credit extended by the Bank are imposed, modified or deemed applicable and the Bank shall determine that, by reason thereof, the cost to the Bank of issuing or maintaining the Letter of Credit is increased, the Applicant agrees to pay the Bank upon demand such additional amounts as will compensate the Bank for such additional costs that are reasonably allocable to this agreement. A certificate signed by an officer of the Bank specifying in reasonable detail the amounts, the calculation of such amounts and the basis therefor, submitted to the Applicant by the Bank of the additional amounts required to compensate the Bank in respect of the foregoing shall be conclusive, absent manifest error. The Applicant further agrees to pay any applicable levies or other taxes imposed in connection with the Letter of Credit other than net income taxes payable by the Bank, and to otherwise comply with all domestic and foreign laws and regulations applicable to all transactions under or in connection with the Letter of Credit.

7.  Assumption of Risk by Applicant; Applicant's Indemnification of Bank;
    --------------------------------------------------------------------
    Subrogation.
    -----------

    a) The Applicant's obligations to the Bank hereunder are, and shall remain, absolute and unconditional notwithstanding any lack of enforceability of any of the Letters of Credit or the existence of any claim, counterclaim, defense or right of set off the Applicant may have against the Bank.

    b) The beneficiary and any other user of a Letter of Credit and any other drawer of any draft or the presenter of any demand for payment thereunder shall be deemed Applicant's agents, and Applicant assumes all risk, loss, liability, charges and expenses with respect to their acts or omissions and also with respect to any error, delay, misdelivery or loss in or arising out of the transmission of telegrams, cables, letters or other communications or documents or items forwarded in connection with the drafts or the Credit, including, without limitation, any Application. Applicant shall not be relieved from any obligation or liability, nor shall the terms of this Agreement be affected by the occurrence of any of the foregoing. Any action or inaction by Bank or its correspondents in connection with a Letter of Credit or with instructions, drafts, or documents, relative to a Letter of Credit, shall, if in good faith, conclusively be deemed to have been authorized by Applicant, and Bank shall have no liability thereunder.

    c)    Applicant shall indemnify Bank and its
          correspondents and shall defend and hold Bank and its correspondents harmless from and against any and all claims, damages, loss, costs, expenses (including reasonable attorneys' fees) and liabilities of any nature whatever, sustained, incurred or asserted in connection with any Letters of Credit, the payment or acceptance or refusal to pay or accept any draft or other demand for payment, and any other action or inaction in reliance upon the provisions of this Agreement, unless and to the extent that any such claims, damages, loss, costs, expenses or liabilities shall have been determined by a court of competent jurisdiction to have been directly caused by the willful misconduct or gross negligence of the Bank in performing its obligations under the Letter of Credit or by the Bank's failure to make payment of any drawing or other demand for payment made in strict conformity with the Credit. It is understood that in making payment under the Letter of Credit the Bank's exclusive reliance on the documents presented to the Bank in accordance with the terms of the Letter of Credit as to any and all matters set forth therein, whether or not any statement or any document presented pursuant to the Letter of Credit proves to be forged, fraudulent, invalid or insufficient in any respect whatsoever shall not be deemed willful misconduct or gross negligence of the Bank.

    d) Bank shall be subrogated (for purposes of defending against Applicant's claims and proceeding against others to the extent of Bank's liability to Applicant) to Applicant's rights against any person who may be liable to Applicant on any underlying transaction; to the rights of any holder in due course or person with similar status against Applicant; and to the rights of any beneficiary or its assignee or person with similar status against Applicant.

8.  Default; Remedies.
    -----------------

          Applicant shall be in default under this Agreement upon the occurrence of any of the following: (i) any failure by Applicant to perform its obligations or covenants under this Agreement; (ii) Applicant's failure to pay when and as due hereunder any sum due Bank; (iii) any material misrepresentation made by Applicant in connection with this Agreement or a Letter of Credit.

    a) Upon default, all of Applicant's obligations and liabilities to Bank, of whatever nature, whether contingent or absolute, shall become immediately due and payable without presentment, protest, notice or demand and without notice of acceleration, all of which are hereby waived and, without limiting the foregoing and any other rights of the Bank hereunder, the Applicant shall immediately pay to the Bank an amount equal to the available undrawn amount of all outstanding Letters of Credit.

    b) All amounts due and payable shall accrue interest, from and including the date such amount is paid or incurred by the Bank up to but not including the date payment is made, at the per annum rate set forth in Section 6(b)(ii) hereof.

9.  Waiver by Bank; Acts Not Affecting Agreement.
    --------------------------------------------

    Bank shall have no duty to exercise any of its rights hereunder, and Bank shall not be liable for any failure to do so or delay in doing so. No such failure or delay on the part of Bank or its correspondents shall be deemed a waiver, and no notice to or demand by the Bank or its correspondents shall be deemed a waiver of Bank's right to take any other or further action without notice or demand. Bank's rights and security interests and Applicant's obligations and liabilities under this Agreement shall continue unimpaired and this Agreement shall remain binding upon each party hereto signing as an Applicant, notwithstanding: (a) extension of the maturity or time for presentation of drafts, acceptances, or documents; (b) any other modification of the terms of any Letter of Credit at the request of any party hereto signing as an Applicant, with or without notification to any other party; or (c) any increase in the amount of any Letter of Credit at the request of any party hereto. No delay, extension of time, renewal, compromise or other indulgence which Bank may permit in connection with any of Bank's rights hereunder shall impair those rights, and Bank shall not be deemed to have waived any rights unless such waiver is in writing and signed by Bank or its authorized agent; nor shall any such waiver constitute a waiver of any other right or of the same right at any future time. Bank's acceptance or honor of drafts or issuance of a Letter of Credit varying from the terms of this Agreement will not affect the terms and conditions applicable to any other drafts or Letters of Credit, whether such other drafts or Letters of Credit are then existing or subsequently arising.

10. Sole Obligation of Bank.
    -----------------------

    Without limiting any other provision herein, Bank is hereby expressly authorized and directed to honor any request for payment which is made under and in compliance with the terms of any Letter of Credit without regard to, and without any duty on its part to inquire into, the existence of any disputes or controversies between the Applicant, the beneficiary of a Letter of Credit or any other person, firm or corporation, or the respective rights, duties or liabilities of any of them or whether any facts or occurrences represented in any of the documents presented under a Letter of Credit are true or correct. Furthermore, the Applicant fully understands and agrees that the Bank's sole obligation to Applicant shall be limited to honoring requests for payment made under and in compliance with the terms of any Letter of Credit and this Agreement and the Bank's obligation remains so limited even if the Bank may have assisted Applicant in the preparation of the wording of any Letter of Credit or any documents required to be presented thereunder or that the Bank may otherwise be aware of the underlying transaction giving rise to Letter of Credit and this Agreement

11. Duration of Agreement.
    ---------------------

    This Agreement shall remain in full force and effect as to each and every transaction between Bank and Applicant up to and including the Maturity Date set forth above; provided, however no Letter of Credit may have an expiration date later than such Maturity Date. All indemnities, covenants, agreements, representations and warranties made in this Agreement shall survive the issuance by the Bank of the Letters of Credit and shall continue in full force and effect so long as any Letter of Credit, or any portion thereof shall be unexpired or any sums drawn thereunder or other amounts owing hereunder shall remain unpaid, provided, however, that the provisions of Section 6(b)(iii), 6(c), 7(c), 12(i) and 12(k), 12(l) and 12(n) shall survive the termination of this Agreement.

12. Miscellaneous Provisions.
    ------------------------

    a) The Letters of Credit and this Agreement shall be governed by and construed in accordance with the laws of the State of California applicable to contracts made and to be wholly performed within such State. Unless inconsistent with such state law or except so far as otherwise expressly stated in the Letter of Credit, the Letters of Credit and this Agreement are subject to the terms of the UCP in effect on the date of the Application; provided, however, without limiting the foregoing, Articles 41 and 43 of the UCP 500 shall have no application to the Letters of Credit or this Agreement. In the absence of proof expressly to the contrary, the UCP shall serve as evidence of general banking usage.

    b) No party to this Agreement may assign its rights or obligations under this Agreement without the prior written consent of both the Bank and the Applicant, except that the obligations of Bank under this Agreement may be provided or fulfilled by any affiliate of Bank so long as Bank assumes full responsibility for such obligations.

    c) This Agreement and any exhibits hereto constitute the entire agreement and contract between the parties and supersede any and all prior agreements, proposals, negotiations and representations pertaining to the obligations and duties to be performed under this Agreement. No amendments or modifications of this Agreement shall be valid unless evidenced in writing and signed by or on behalf of Applicant and Bank.

    d) Except as otherwise provided in this Agreement, all notices required to be given pursuant to this Agreement shall be effective when received, and shall be sufficient if given in writing, hand delivered, sent by First Class United States Mail, postage prepaid, by telecopier or air courier and addressed to the appropriate party at its address as shown on the signature page hereof or at such other address as the sending party shall have been advised in writing.

    e) Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or lack of enforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction; wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law.

    f) This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.

    g) If this Agreement is signed by two or more Applicants, it shall constitute the joint and several agreement of such parties, provided that the Designated Party (as set forth below) shall have the exclusive right to issue all instructions relating to the Letters of Credit including, without limitation, instructions as to the disposition of documents and any unutilized funds, waiver of discrepancies and to agree with the Bank upon any amendments, modifications, extensions, renewals or increases in the Letters of Credit or further financing or refinancing of any transaction effected hereunder, irrespective of whether the same may now or hereafter affect the rights of any party hereto or of their legal representatives, heirs or assigns. The Designated Party shall have specimen signatures on file with the Bank and the Bank may give notices to the Designated Party without notice to any other party.

    h) Any and all payments made to Bank hereunder shall be made free and clear of, and without deduction for, any present or future taxes, levies, imposts, deductions, charges or withholdings of any nature, and all liabilities with respect thereto, excluding taxes imposed on net income of the Bank and all income and franchise taxes of the United States and any political subdivision thereof imposed on the Bank and any penalties for late taxes due thereunder (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities are referred to herein as "Taxes"). If the Applicant shall be required by law to deduct any Taxes from or in respect to any sum payable hereunder (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 12(i), the Bank shall receive an amount equal to the sum the Bank would have received had no deductions been made; (ii) the Applicant shall make all such deductions; and (iii) the Applicant shall pay the full amount deducted to the relevant taxation authority or other authority in compliance with applicable law. The Applicant shall indemnify the Bank for the full amount of Taxes (including, without limitation, any Taxes imposed by any jurisdiction on amounts payable hereunder) paid by the Bank and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally asserted. Applicant reserves the right to present a claim to the Bank for taxes paid that the Applicant believes were incorrectly or illegally asserted; provided that, the Bank is under no obligation to honor such claim unless the Bank has been fully reimbursed for such tax payments arising from incorrectly or illegally asserted taxes. Payment upon this indemnification shall be made within thirty (30) days from the date the Bank makes written demand therefor. Within thirty (30) days after date of the payment of Taxes, the Applicant will furnish to the Bank the original or certified copy of a receipt evidencing payment thereof.

    i) If any of the Letters of Credit shall contain any provision for automatic renewal, the Applicant acknowledges and agrees that the Bank is under no obligation to allow such renewal to occur and any such renewal shall remain within the sole and absolute discretion of the Bank. The Applicant hereby irrevocably consents to the automatic renewal of each such Letter of Credit in accordance with its terms should the Bank decide to allow such renewal to occur; provided, however, that the Applicant shall have the right to request the Bank to disallow such renewal on the condition that the Applicant shall give the Bank prior written notice of such request not less than thirty (30) days prior to the deadline imposed upon the Bank for notification to the beneficiary of non-renewal of the Letter of Credit.

    j) Each party signing as Applicant and any guarantor thereof agrees that if any amount paid to the Bank hereunder is rescinded or must be otherwise restored or returned by the Bank due to the insolvency, bankruptcy, liquidation or reorganization of any party hereto, each party's obligations hereunder with respect to each such amount shall be reinstated to the same extent as if such payment had not been made.

    k) Regardless of the expiration date of any Letter of Credit, the Applicant shall remain liable hereunder until the Bank is released from liability by every person, firm, corporation or other entity which is entitled to draw or demand payment under the Letter of Credit.

    l) Applicant agrees to indemnify and hold Bank harmless from each and every claim, demand, liability, loss incurred, cost or expense
          (including, but not limited to, reasonable attorneys' fees and court costs) which may arise or be created by Bank's acceptance of telecommunication instructions in connection with the Letters of Credit, including, but not limited to, telephone or facsimile instructions in connection with any waiver of discrepancies.

    m) Applicant, or in the case of more than one person signing as Applicant, the Designated Party, agrees to examine promptly all instruments and documents delivered to the Applicant or Designated Party, as the case may be, from time to time and in the event the Applicant or Designated Party shall have any claim of non-compliance with their instructions or of discrepancies or other irregularity, the Applicant or the Designated Party, as the case may be, shall immediately notify the Bank thereof in writing. The Applicant and the Designated Party shall conclusively be deemed to have waived any such claim against the Bank unless such notice is given within 14 business days after the Applicant or Designated Party has received constructive notice of non-compliance with their instructions or of discrepancies or other irregularities.

    n) For multiple parties signing as Applicant, such parties may request that the Letter of Credit be issued with the name of one of the Applicants, and agree that such Applicant shall be the Designated Party for the purposes of this Agreement.

    o) The parties hereto each hereby submit to the jurisdiction of the courts of the State of California, the venue of which shall be in the County of Los Angeles and the United States
          District Court located in such County, as well as to the jurisdiction of all courts to which an appeal may be taken or other review sought from the aforesaid courts, for the purpose of any suit, action or other proceeding arising out of Applicant's obligations under or with respect to this Agreement and the Letters of Credit and expressly waives any and all objections it may have as to venue in any such courts.


IN WITNESS WHEREOF, Applicant and Bank have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

     CALMAT CO.                                         BANK

By: /s/ Edward J. Kelly                         By: /s/ John H. Penfield
   ______________________                          ______________________
   Edward J. Kelly                                 John H. Penfield


Title:  Sr. Vice President, Treasurer           Title: Vice President
        and Chief Accounting Officer


By: /s/ Richard S. Yamashita                    By: /s/ David J. Stassel
    ________________________                        ______________________
    Richard S. Yamashita                            David J. Stassel

Title:  Assistant Treasurer                     Title: Vice President


Address:                                        Address:

3200 San Fernando                               300 South Grand Avenue
Los Angeles, California 90065                   Suite 1115
                                                Los Angeles, California  90071

Attn: Treasury Department                       Attn: David J. Stassel,
                                                      Vice President



     APPLICANT                                  Address:
                                                3200 San Fernando
                                                Los Angeles, California

By: /s/ Edward J. Kelly
   ______________________
   Edward J. Kelly

Title: Sr. Vice President, Treasurer
       and Chief Accounting Officer

By:______________________
   Richard S. Yamashita

Title:  Assistant Treasurer

                            Exhibit 2
                        Application for a
                     Standby Letter of Credit



September 26, 1995


ABN AMRO Bank N.V.
Los Angeles International Branch
300 South Grand Avenue, Suite 1115
Los Angeles, California  90071

Attn:  Ms. Lily Yang
       Assistant Vice President and
       Manager, Trade Services


Reference:  Request for Standby Letter of Credit to be issued to:
            (Beneficiary name)


Dear Lily:

CalMat Co. hereby authorizes ABN AMRO Bank to issue an Irrevocable Standby Letter of Credit by teletransmission (or other means as CalMat determines) to:


Beneficiary:        (Beneficiary name and full address)


          Attn:  (Beneficiary contact plus telephone number)

               Amount:  USD $________________

For the account of: CalMat Co. (and, where applicable, a CalMat subsidiary as Co-applicant).

--------------------------------------------------------------------------------
                         BENEFICIARY NAME
                     Standby Letter of Credit
--------------------------------------------------------------------------------

BEGIN TEXT
----------

We hereby establish our irrevocable Standby Letter of Credit No. ______________ for the account of CalMat Co. as follows:

               insert appropriate text; as an example:






For an amount not to exceed USD ___________________________________________

available by sight draft drawn on us by the Beneficiary in an amount not to exceed the amount of this Standby Letter of Credit. Such sight draft to be presented to us at _______________________ (bank location) ______________, not later than (insert date), and to be accompanied by this Standby Letter of Credit together with the following:

A Certificate executed by an officer of (Beneficiary), reading as follows:

"We are drawing under ___________________ (Bank Name) ______________ Letter of
Credit Number ______________ because .... (insert appropriate language, if any)."

The sight draft will be honored and payment will be made by us on presentation to us on or before (insert date), at which time this Standby Letter of Credit expires, and becomes null and void, whether it is returned to us or not.

END TEXT
--------


--------------------------------------------------------------------------------

Expiry Date of Standby Letter of Credit:     (repeated date insertion)


STANDBY LETTER OF CREDIT TEXT ATTACHED
--------------------------------------

In consideration of your issuing this letter of credit pursuant to this request/application, or amendment thereto requested by us, we agree with you that it is established subject to the Master Letter of Credit Agreement on file with you.

This letter of credit is subject to the Uniform Customs and Practices for Documentary Credits (1993 Revision), International Chamber of Commerce Publication No. 500.

For questions and clarification of any terms or conditions you may contact (a CalMat contact) at (213) 258-2777.

Regards,


CalMat Co.

By:________________________
     (authorized signer)



--------------------------------------------------------------------------------

                                       3